First Quarter 2017 Financial Review April 24, 2017

2 Forward-Looking Statements and Use of Non-GAAP Financial Measures Statements in this presentation that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this presentation. Factors that could cause actual results to differ materially from those expressed in the forward- looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, the rate of change of interest sensitive assets and liabilities relative to changes in benchmark interest rates as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Strong growth in EPS: Diluted earnings per share increased substantially from the year-ago period, to $0.61 in 1Q17 from $0.38  Strong growth in adjusted pre-provision net revenue (1): 17% growth over year-ago period • An 8.0% year-over-year increase in adjusted revenue (1) • A 3.8% year-over-year increase in adjusted noninterest expense (1)  Tracking on the efficiency initiative: • Efficiency ratio equaled 65.9% in 1Q17, an improvement from 68.5% in the year ago period • Committed to “low 60s” for 2017 • Noninterest expense (NIE) increased 4.5% from the year ago period, while adjusted NIE increased 3.8% • Approximately 1/3 of the YoY increase in adjusted NIE was due to the industry-wide surcharge from the FDIC to bolster the industry’s deposit insurance reserve ratio  Loans: • Loans increased $93 million from the prior quarter, an increase of 0.2% in what was generally a soft quarter for the industry • Loan yield increased 3 basis points from prior quarter, benefiting from the increase in benchmark interest rates, partially offset by factors including reduced income from loans purchased from FDIC; reduced prepayment penalty income; reversal of interest accrued on new non-performing loans, and continued shift in the composition of loans  Deposits: • Total deposits increased $239 million from the prior quarter, an increase of 0.4% • Cost of total deposits was stable from the prior quarter, at 10 basis points  Maintaining overall healthy credit quality: Classified loans declined 7% from prior quarter 3 First Quarter 2017 Key Performance Indicators Continued PPNR growth and improved profitability (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables. (2) All domestic and foreign banks, NSA, as published by the Federal Reserve in the H.8 report

Pre-Provision Net Revenue Adjusted Pre-Provision Net Revenue (1) 4 Steady improvement driven by expense controls and active balance sheet management (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. ($mm) 182 211 208 217 213 $0 $50 $100 $150 $200 $250 1Q16 2Q16 3Q16 4Q16 1Q17  Adjusted pre-provision net revenue has strengthened measurably over the past year, up 17%  Persistent improvement driven by success on multiple fronts:  Continued focus on expense control  Improved return on liquid assets  Loan growth  Customer-related fee income growth  This positive trend is expected to continue in the near term

Efficiency Ratio Efficiency Ratio (1) 5 Substantial improvement driven by expense control and revenue growth (1) Defined as noninterest expenses as a percentage of net revenue, adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table.  The efficiency ratio rose slightly in the quarter to 65.9% (1Q17), declining 2.6 percentage points from 68.5% in the year-ago period  We remain committed to driving the efficiency ratio to the low 60s for 2017  Solid progress on the efficiency ratio while investing substantially in enabling technology 69.6% 68.5% 64.6% 66.0% 64.5% 65.9% 55% 60% 65% 70% 75% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17

Total Loan and Deposit Growth Total Loans Total Deposits 6 Moderate annual growth of loans and deposits are among the key drivers of our efficiency initiative  Due in part to continued discipline on CRE concentration limits and O&G attrition, period-end loan growth was slow, increasing 0.2% from the prior quarter  While loan growth was somewhat below target, deposit growth remains healthy ($mm) $36,000 $38,000 $40,000 $42,000 $44,000 1Q16 2Q16 3Q16 4Q16 1Q17 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $45,000 $47,000 $49,000 $51,000 $53,000 $55,000 1Q16 2Q16 3Q16 4Q16 1Q17 Total Deposits ($) NIB Deposits (%) ($mm) NIB = Noninterest Bearing

Credit Quality 7 Key Credit Quality Ratios Credit quality remains healthy  Key Credit Metrics:  Classified loans were 3.4% of loans  NPAs were 1.4% of loans  Annualized NCOs were 0.43% of average loans for the quarter  Nearly 2/3rds of the 1Q17 NCOs were attributable to a single credit that was fully charged off  Allowance for credit losses remains strong at 1.41% of total loans and leases  1.0x coverage of NPAs  3.2x coverage of annualized NCOs 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 1Q16 2Q16 3Q16 4Q16 1Q17 Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown

Profitability 8 Zions’ profitability is improving  Return on assets has improved steadily since announcing the efficiency initiative  Average return on tangible common equity continues to improve, to 8.8% in 1Q17 from 5.6% a year ago  Multi-year objective is to achieve highly competitive balance sheet returns Return on Assets 0.62% 0.77% 0.84% 0.88% 0.88% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% 1.0% 1Q16 2Q16 3Q16 4Q16 1Q17 Average Return on Tangible Common Equity 5.6% 6.3% 7.9% 8.4% 8.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 1Q16 2Q16 3Q16 4Q16 1Q17

Financial Results 9 Solid and improving fundamental performance Three Months Ended (Dollar amounts in millions, except per share data) Mar 31, 2017 Dec 31, 2016 Mar 31, 2016 Earnings Results: Diluted Earnings Per Share $ 0.61 $ 0.60 $ 0.38 Net Earnings Applicable to Common Shareholders 129 125 79 Net Interest Income 489 480 453 Noninterest Income 132 128 117 Noninterest Expense 414 404 396 Pre-Provision Net Revenue (1) 213 217 182 Provision for Credit Losses 18 - 36 Ratios: Return on Average Assets 0.88% 0.88% 0.62 % Return on Average Common Equity 7.48% 7.11% 4.68 % Tangible Return on Average Tangible Common Equity 8.8% 8.4% 5.6 % Net Interest Margin 3.38% 3.37% 3.35 % Yield on Loans 4.14% 4.11% 4.14 % Yield on Securities 2.24% 2.04% 2.30 % Average Cost of Deposits* 0.10% 0.10% 0.10 % Efficiency Ratio (1) 65.9% 64.5% 68.5 % Effective Tax Rate 24.5% 33.8% 31.1 % Ratio of Nonperforming Assets to Loans, Leases and OREO 1.37% 1.34% 1.33 % Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans 0.43% 0.25% 0.35 % Basel III Common Equity Tier 1 12.2% 12.1% 12.1% (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables. * Includes noninterest-bearing deposits.

 Net interest income growth continued its positive trajectory, increasing 8.0% over the year-ago period  On a linked quarter basis, net interest income grew by $9 million over 4Q16  Approximately 75% of year-over-year growth in NII is due to investment portfolio activity, the remainder is due to lending activity  Average securities increased in 1Q17 by $2.5 billion as the Company continued to reposition the balance sheet Net Interest Income Net Interest Income 10 Growth due primarily to securities purchases as well as loan growth ($mm) $400 $420 $440 $460 $480 $500 1Q16 2Q16 3Q16 4Q16 1Q17

Active Balance Sheet Management: High Quality Securities Portfolio Growth 11 Short to medium duration portfolio; limited duration extension risk Total Securities (end of period balances) ($ billion) $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 1Q16 2Q16 3Q16 4Q16 1Q17 Agency MBS Securities Agency Securities SBA Loan-Backed Securities Municipal & Other Securities  Added net $2.1 billion of securities during 1Q17  Added net $7.1 billion of securities during last 12 months  Securities Portfolio Duration  Current: ~3.2 years  200 bps increase from current interest rates: ~3.3 years  Expect generally stable investment portfolio size over the near term

C&I (ex-O&G) 2.9% Owner Occupied (ex-NRE) 2.6% C&D 7.9% Term CRE (ex- NRE) 5.1% 1-4 Family 14.2% National Real Estate -15.8% O&G -22.0% Home Equity 8.5% Other 14.1% -25% -15% -5% 5% 15% 25% Loan Growth by Type 12 Healthy loan growth achieved in targeted growth categories Year-over-Year Loan Growth Total Loans: +3.2%  Loan growth predominantly in Residential Mortgage (1-4 Family)  Completed purchases in consumer-related loans  Declines in National Real Estate (NRE), and Oil and Gas (O&G) Over the next four quarters, we expect moderate total loan growth, driven by:  Moderate growth in non-O&G C&I, Construction and Land Development (C&D), and Term CRE  Some further attrition in O&G  Continued attrition in NRE Note: National Real Estate (NRE) is a division of Zions Bank (which is a division of ZB, N.A.) with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Note: Bubble size indicates relative balance as of 1Q17.

Loans 72% Securities 25% Cash 3% Net Interest Income Drivers 13 December 2016 and March 2017 rate hikes expected to benefit net interest income throughout 2017 Net Interest Margin (NIM) Avg Earning Asset Mix  Relative to the prior quarter, the 1Q17 NIM was 3.38%, up one basis point  Securities yield increased 20 bps to 2.24%, due to reduced premium amortization  Yield on loans increased to 4.14% from 4.11%  Cost of deposits was stable, at 0.10% 3.35% 3.39% 3.36% 3.37% 3.38% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 1Q16 2Q16 3Q16 4Q16 1Q17 Loan Yield Securities Yield Interest Expense Net Interest Margin Cash Yield 4Q16 Loans 74% Securities 22% Cash 4% 1Q17 Short Term Resets or Maturities Percent of Loans Hedges (swaps, floors) Net Percentage of Portfolio (1) Prime and 1M Libor 47% -6% 41% 2-3M Libor 4% -- 4% 4-12M Libor 4% -- 4% Other Lns <12 months 11% -- 11% Longer-term Resets or Maturities 1-5 years 24% 2% 26% 5+ years 10% -- 10% (1) Net percentage column sums to 96% due primarily to 4% of total loans that have interest rate floors which are in the money (floor rate > index+spread rate); the floors have a weighted average "in the money" yield of 60 basis points. After giving effect to potential future rate hikes, loans with floors would no longer be subject to the floors and would begin to reset with the relevant indices and therefore the 96% total at March 31, 2017 would increase to/towards 100%.

 Over the past year (measured from 1Q16 to 1Q17), Zions has reduced its net interest income sensitivity in a +200bps scenario from +16% to +10% in its modeled Slow case, and from +9% to +3% in its modeled Fast case  Much of the reduction in rate sensitivity was due to securities purchases during 2016 and early 2017; as of 1Q17, interest income from securities was an annualized $160 million more than 4Q15  Zions and the peer median experienced a cumulative 44% and 46% deposit beta during 2004-5 rate cycle, respectively, although the first 200 bps the beta for Zions and Peers was 19% and 24%, respectively Interest Rate Sensitivity and Historical Deposit Beta 14 Zions has partially reduced asset sensitivity in exchange for current income Source: Company filings. Cumulative full cycle beta includes one full year for deposit costs to catch up to the changes in the benchmark rates Modeled Annual Change in a +200bps Interest Rate Environment(1) Fast Slow ∆ in NII 3% 10% Beta of Total Deposits 46% 32% (1) 12-month simulated impact using a static-sized balance sheet and a parallel shift in the yield curve, and is based on statistical analysis relating pricing and deposit migration to benchmark rates (e.g. LIBOR, U.S. Treasuries). “Fast” refers to an assumption that deposit rates and volumes will adjust at a faster speed. “Slow” refers to an assumption that deposit rates and volumes will adjust at a more moderate speed. Net Interest Income Sensitivity 0.0 1.0 2.0 3.0 4.0 5.0 6.0 20 04 Q 1 20 04 Q 2 20 04 Q 3 20 04 Q 4 20 05 Q 1 20 05 Q 2 20 05 Q 3 20 05 Q 4 20 06 Q 1 20 06 Q 2 20 06 Q 3 ZION Cost of Total Deposits Peer Median Cost of Total Deposits FF Target Rate 2004-2005 Rate Hike Cycle Percent

112 118 126 118 115 0 20 40 60 80 100 120 140 1Q16 2Q16 3Q16 4Q16 1Q17  Customer-related fee income decreased from 4Q16 by 3%, primarily due to decline in loan fees  Growth (YoY) is somewhat lower than our target due in part to accounting true-up in year-ago period  Targeted growth includes treasury management (including commercial card), mortgage, and wealth management Noninterest Income 15 Continued focus on fee income – targeting mid-single digit annual growth (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and similar such items, as shown in the Noninterest Income table located in the earnings release. Customer-Related Fee Income (1) ($mm)

Noninterest Expense ($mm) 396 382 403 404 414 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 1Q16 2Q16 3Q16 4Q16 1Q17 Noninterest Expense 16 We expect that expense controls will result in improved profitability  Total NIE increased 4.5% versus the year-ago period; adjusted NIE increased 3.8% (1)  1Q17 included seasonal changes relative to the prior quarter in salaries and employee benefits:  $7 million in stock-based compensation related to equity grants to retirement- eligible employees  $6 million in payroll taxes  $4 million related to the Company’s contribution to the employee 401(k) plan  Additionally, compensation included $5 million of severance, up from $1 million in the prior quarter  Expect to hold adjusted noninterest expense growth between 2% and 3% for FY17 vs. FY16A  Reflects expected increase in technology expenditure  Normal salary adjustments

 Continue to Achieve Positive Operating Leverage  Maintain annual mid-single digit loan growth rates while holding strong CRE concentration limits  Moderately reduce the Company’s interest rate sensitivity by:  Active investment portfolio management  Continue to increase market share in residential mortgage  Target mid-single digit growth rates in customer-related fee income  Maintain expense controls: expect noninterest expense to increase between 2% and 3% in FY17 vs. FY16, while continuing to invest in substantial technology overhaul  Maintain continued alignment of incentive compensation to profitability improvement objectives  Implement Technology Upgrade Strategies  Increase the Return on and of Capital  Improvements in operating leverage lead to stronger returns on capital  Improvements to risk profile and risk management expected to lead to increasing returns of capital  Target: repurchase up to $180 million of common equity from 3Q16 to 2Q17  Completed $135 million through 1Q17  Shares repurchased equaled 4 million, or approximately 1.9% of shares outstanding in since June 30, 2016  Execute on our Community Bank Model – doing business on a “Local” basis 17 2017-2018 Objectives: Growth Through Simplification and Focus

Next 12-Month Outlook Summary (1Q18E, vs. 1Q17A) 18 Outlook Comments Moderately Increasing • Over the next 12 months, we expect continued strong growth from residential mortgage, moderate growth in C&I and CRE Moderately Increasing • Expect continued increases in loans, continued benefit from recent rate hikes and limited increase in funding costs Stable • Expect loan loss provisions to be generally stable, particularly if energy prices remain near current levels Moderately Increasing • Customer-related fees excludes securities gains, dividends Slightly to Moderately Increasing • FY17 adjusted NIE expected to be 2% to 3% higher than FY16A • Includes continued technology investment • Excluding the effect of state tax adjustments, and the adoption of new stock-based compensation accounting guidance, the effective tax rate for FY17 expected to remain 34-35% • Expect preferred dividend to be approximately $37 million • Accounts for expected 1H17 reduction of $144 million of preferred equity • Diluted shares may experience some volatility due to the effect of outstanding warrants and the avg. price of ZION shares. Customer-Related Fees Loan Balances Net Interest Income Loan Loss Provision Tax Rate Preferred Dividends & Diluted Shares Adjusted Noninterest Expense

 Impact of Warrants  Oil & Gas (O&G) Portfolio Detail  Credit Quality Metrics, O&G and Ex-O&G  Deep Dive: Commercial Real Estate, C&I Loans  Loan Growth by Bank Brand and Loan Type  Zion’s Announced Financial Targets  GAAP to Non-GAAP Reconciliation 19 Appendix

 Zions has two tranches of warrants outstanding (ZIONZ and ZIONW), both of which are currently in the money  Dilution is calculated using the treasury method of accounting, which relies upon the following assumptions:  Warrants are exercised at the beginning of the period  Issuer uses proceeds from exercise to repurchase shares at the average market price during period  Net shares issued = shares issued from warrant exercise – shares repurchased Impact of Warrants Dilutive Impact Sensitivity Reflects potential dilution given various average common stock share prices over any given period 20 Potential dilution is expected to be slight to moderate, depending upon future stock price (mm) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% - 2 4 6 8 10 12 $35 $36 $37 $38 $39 $40 $41 $42 $43 $44 $45 $46 $47 $48 $49 $50 Dilutive shares (mm) % Dilution Note: Analysis utilizes current warrant strike price and warrant multiplier

Oil & Gas (O&G) Portfolio Detail

(In millions)	1Q17		4Q16		$ Change	% Change	1Q16
Loans and leases:							
Upstream - exploration and production	$ 685	33%	$ 733	34%	$ (48)	-7%	$ 859
Midstream – marketing and transportation	603	29%	598	28%	5	1%	649
Downstream – refining	108	5%	137	6%	(29)	-21%	129
Other non-services	38	2%	38	2%	0	0%	43
Oilfield services	466	23%	500	23%	(34)	-7%	734
Oil and gas service manufacturing	161	8%	152	7%	9	6%	229
Total loan and lease balances	2,061	100%	2,158	100%	(97)	-4%	2,643
Unfunded lending commitments	1,886		1,722		164	10%	2,021
Total oil and gas credit exposure	$ 3,947		$ 3,880		$ 67	2%	$ 4,664
Private equity investments	$ 6		$ 7		$ (1)	-14%	$ 12
Credit Quality Measures[1]							
Criticized loan ratio	38.0%		37.8%				37.5%
Classified loan ratio	30.4%		31.6%				26.9%
Nonaccrual loan ratio	14.8%		13.6%				10.8%
Ratio of nonaccrual loans that are current	73.1%		86.1%				90.6%
Net charge-offs, annualized[2]	2.7%		3.0%				5.4%

Note: Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide. (1) Total loan and lease balances and the credit quality measures do not include $40 million of oil and gas loans held for sale at December 31, 2016. (2) Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.

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Credit Quality (Excluding Oil & Gas Portfolio) 22 Key Credit Quality Ratios (Ex-O&G) Excluding oil and gas lending, credit quality remains very good  Overall stable and healthy credit quality  Key Metrics:  Criticized loans equaled 3.0% of loans, declining slightly from 3.1% in 4Q16  Classified loans equaled 2.1% of loans  NPAs remained stable at 0.69% of loans  Annualized NCOs equaled 0.32% of average loans  Allowance for credit losses remains strong at 1.05% of total loans and leases  1.5x coverage of NPAs  3.3x coverage of annualized NCOs  2017 non-O&G NCOs may increase slightly from 2016 results as recoveries may not be as substantial -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 1Q16 2Q16 3Q16 4Q16 1Q17 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown. Oil and gas loans discussed in greater detail later in this presentation.

Oil & Gas (O&G) Credit Quality 23 O&G Key Credit Quality Ratios O&G credit quality remains challenged, although active management and the recovery in commodity prices has aided in the portfolio’s overall improvement  Relative to December 31, 2016:  Criticized O&G loans declined by $32 million, the fourth consecutive linked- quarter dollar decrease since the cycle began  Classified O&G loans declined by $55 million, also the third consecutive linked-quarter dollar decrease since 2014  O&G NPAs increased by $11 million  Annualized NCOs equaled 2.7% of average loans  More than $1 billion of equity raised in 1Q17 to O&G portfolio companies, more than double the level achieved in 4Q16  Allowance for credit losses remains strong, at 8.6% of O&G balances  0.6x coverage of NPAs  3.2x coverage of annualized NCOs 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 1Q16 2Q16 3Q16 4Q16 1Q17 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown.

 O&G Loan Loss Expectation  O&G loan losses are expected to decline substantially over the next 12 months as compared to the last 12 months (1)  Most of the expected loss is likely to come from services loans  57% of classified O&G loans are from services loans  75% of O&G losses incurred since Sep 30, 2014 are from services loans  Healthy sponsor support has resulted in loss levels that were lower than otherwise would have been experienced  Improved borrower and sponsor sentiment in late 2016 and early 2017 vs early 2016  Strong Reserve Against O&G Loans  Zions’ O&G allowance for credit losses is:  9% of O&G loan balances  23% of criticized O&G loan balances 24 Oil & Gas Loss Outlook and Reserve The outlook is improving for the O&G portfolio (1) Assuming oil and gas commodity prices remain relatively stable; LTM NCOs were $108 million.

Deep Dive: Retail Commercial Real Estate 25 78% of portfolio is neighborhood / stand alone retail  Retail CRE totals $1.85 billion  Average loan balance: $1.8 million  Granular tenant mix:  Top ten tenants are < 20% of the total exposure  Minimal exposure to national tenants with announced bankruptcies  Significant guarantor support on construction, rebalance provisions on term  93% of portfolio is in ZB, NA footprint  Portfolio credit quality improving; minimal NPAs CRE Retail Summary Q1-16 Q1-17 Delta $ Balance $1.89B $1.85B ($33MM) Retail as % of Total CRE 17.5% 16.5% -1.0% % Criticized 2.6% 0.8% -1.8% % Construction 9.2% 7.8% -1.4% By Property Type (% of Retail Portfolio) Neighborhood Strip Center 44% 49% +5% Stand Alone / Single Tenant 33% 29% -4% Regional Shopping Center 23% 22% -1% Current Retail Portfolio Metrics Wtd. Avg. LTV(1) 54% Wtd. Avg. DSC (1) 2.00x (1) Term CRE Retail, Balances > $500M (94% of total term) 0.0% 1.0% 2.0% 3.0% 4.0% 1Q16 2Q16 3Q16 4Q16 1Q17 Retail CRE Key Credit Quality Ratios Criticized / Loans Classified / Loans Non Performing / Loans

Deep Dive: Retail Commercial & Industrial Loans 26 The portfolio is stable, with no material exposure to national brick-and-mortar retailers  Retail Commercial and Industrial loans1 total $2.2B and represent exposure to the overall retail industry;  More insulated (80%) includes auto dealers, gas stations, grocery stores, building material suppliers, and similar companies.  Less insulated (20%) includes those providing products widely available both on-line and through traditional brick and mortal channels.  No material exposure to national, legacy brick and mortar retailers.  Majority of borrowers defined as less insulated are smaller, niche companies, with strong on-line distribution channels.  Over the past year, total exposure increased 3%;  More Insulated loans increased by 5%  Less Insulated loans decreased by 2%.  Portfolio credit quality deteriorated slightly during 2016, however has generally improved the last two quarters. C&I Retail Loan by Segment 0.0% 1.0% 2.0% 3.0% 4.0% 1Q16 2Q16 3Q16 4Q16 1Q17 Criticized / Loans Classified / Loans Non Performing / Loans Retail C&I Key Credit Quality Ratios More Insulated Less Insulated 1 Defined by NAICS codes

27 Loan Growth by Bank Brand and Loan Type Note: National Real Estate (NRE) is a division of Zions Bank with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Totals shown above may not foot due to rounding. Linked Quarter Loan Growth (in millions) Zions Bank CB&T Amegy NBAZ NSB Vectra CBW ZBNA Other Total C&I (ex-Oil & Gas) (52) 22 22 (22) 10 4 9 - (7) Owner occupied (ex-NRE) (16) 31 58 (9) (4) (4) 1 - 56 C&D 3 45 52 18 8 (27) 6 - 104 CRE Term (ex-NRE) 44 (158) (54) (68) (22) 48 8 - (202) 1-4 Family (2) (14) 140 4 (9) 12 1 163 295 National Real Estate (81) - - - - - - - (81) Energy (Oil & Gas) (18) - (78) 1 - (3) - - (97) Home Equity (19) (4) 8 (0) (1) 8 1 - (7) Other 2 6 (17) 9 4 28 (2) 1 31 Total (138) (73) 130 (67) (14) 67 23 164 92

Zions' Announced Financial Targets

On June 1, 2015 Zions announced several financial targets, including:

	2H15		FY16		FY17	
	Goal	Achieved?	Goal	Achieved?	Goal	Achieved?
Adjusted Noninterest Expense[1]	Hold to below \$1.58 (2) billion	✓	Hold to below \$1.58 (1) billion	✓	Slightly above \$1.58 (1) billion	TBD
Efficiency Ratio	≤70%	✓	<66%	✓	Low 60s	TBD
Gross Cost Savings of \$120 million	50%	✓	>80%	✓	100%	TBD
Pay Off High Cost Subordinated Debt	100%	✓	--	--	--	--
Preferred Equity Dividends	--	--	--	--	Lower by ~\$20 million vs. 2014A	Expected to beat by \$10mm+

(1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.
(2) Reduced by \$20 million from original stated target of "less than \$1.60 billion," driven by an accounting adjustment made in 1Q16 which effectively re-categorized corporate card rewards program expense from a separate line item to now be netted against its associated revenue.

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GAAP to Non-GAAP Reconciliation

(Amounts in millions)		1Q17	4Q16	3Q16	2Q16	1Q16
Efficiency Ratio						
Noninterest expense (GAAP) [1]	(a)	$ 414	$ 404	$ 403	$ 382	$ 396
Adjustments:						
Severance costs		5	1	-	-	4
Other real estate expense		-	-	-	(1)	(1)
Provision for unfunded lending commitments		(5)	3	(3)	(4)	(6)
Debt extinguishment cost		-	-	-	-	-
Amortization of core deposit and other intangibles		2	2	2	2	2
Restructuring costs		1	3	-	-	1
Total adjustments	(b)	3	9	(1)	(3)	-
Adjusted noninterest expense (non-GAAP)	(a) - (b) = (c)	411	395	404	385	396
Net Interest Income (GAAP)	(d)	489	480	469	465	453
Fully taxable-equivalent adjustments	(e)	8	8	7	6	5
Taxable-equivalent net interest income (non-GAAP)	(d) + (e) = (f)	497	488	476	471	458
Noninterest income (GAAP) [1]	(g)	132	128	145	126	117
Combined income	(f) + (g) = (h)	629	616	621	597	575
Adjustments:						
Fair value and nonhedge derivative income (loss)		-	7	-	(2)	(3)
Equity securities gains (losses), net		5	(3)	8	3	-
Total adjustments	(i)	5	4	8	1	(3)
Adjusted taxable-equivalent revenue (non-GAAP)	(h) - (i) = (j)	624	612	613	596	578
Pre-provision net revenue (PPNR), as reported	(h) – (a)	$ 215	$ 212	$ 218	$ 215	$ 179
Adjusted pre-provision net revenue (PPNR)	(j) - (c)	**$ 213**	**$ 217**	**$ 209**	**$ 211**	**$ 182**
Efficiency Ratio [1]	**(c) / (j)**	**65.9 %**	**64.5 %**	**65.9 %**	**64.6 %**	**68.5 %**

(1) In Q1 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from "Other noninterest expense" to "Other service charges, commissions and fees", offsetting this expense against associated noninterest income. Prior period amounts have also been reclassified.

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ZIONS BANCORPORATION